  EXHIBIT 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES OXLEY
ACT OF 2002

In connection with the Annual Report of PAID, INC. (the “Company”) on Form 10-K for the year ended December 31, 2019 filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, in his capacity as Interim CEO and CFO of the Company, certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes Oxley Act of 2002, that:

1.
The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934. and

2.
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ W. Austin Lewis
W. Austin Lewis, IV, Interim Chief Executive Officer, Chief Financial Officer
(Principal Financial and Accounting Officer)

March 30, 2020